EXHIBIT 10.1

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), dated as of September 2, 2025 is made by and among BT Brands, Inc., a Wyoming corporation (“Parent”), Aero Velocity Inc., a Delaware corporation (the “Company”), and each of the stockholders of Parent whose name appears on the signature pages to this Agreement (each, a “Holder” and, collectively, the “Holders”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement (as defined below).

WHEREAS, Parent and the Company propose to enter into, simultaneously with the execution of this Agreement, that certain Agreement and Plan Merger, dated as of the date hereof (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Merger Agreement”), among Parent, the Company and Aero Merger Sub Inc. (“Merger Sub”), pursuant to which, among other things, Merger Sub will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent, on the terms and subject to the conditions set forth therein;

WHEREAS, as of the date hereof, each Holder owns beneficially and of record (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) the number of shares of Parent common stock, par value $0.002 per share (the “Parent Common Stock”), set forth opposite such Holder’s name on Exhibit A hereto; and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and the Company have requested that each Holder enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Defined Terms.

(a) “Covered Shares” means, with respect to any Holder, the shares of Parent Common Stock set forth opposite such Holder’s name on Exhibit A hereto, together with any other shares of Parent Common Stock or other equity interests of Parent acquired by such Holder or with respect to which such Holder otherwise becomes entitled to exercise voting power during the Restricted Period, including any shares of Company Parent Common Stock issued upon the exercise of any warrants or other derivative securities of Parent. For the avoidance of doubt, in the event of a share dividend or distribution, or any change in the Covered Shares by reason of any share dividend or distribution, sub-division, recapitalization, combination, conversion, exchange of shares or the like, the term “Covered Shares” shall be deemed to refer to and include the Covered Shares as well as all such share dividends and distributions and any securities into which or for which any or all of the Covered Shares may be changed or exchanged or which are received in such transaction. Each Holder agrees, while this Agreement is in effect, to notify the Company promptly in writing (including by e-mail) of the number of any additional Covered Shares acquired by such Holder, if any, after the date hereof.

(b) “Restricted Period” means the period from the date hereof through the date on which this Agreement terminates in accordance with Section 5.

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2. Voting Agreement; Proxy.

(a) Voting Agreement. Each Holder hereby unconditionally and irrevocably agrees that, during the Restricted Period, at any duly called meeting of the stockholders of Parent (or any adjournment or postponement thereof) (a “Stockholder Meeting”), and in any action by written consent of the stockholders of Parent requested by Parent’s Board of Directors or undertaken as contemplated by the Transactions, such Holder shall, if a Stockholder Meeting is held, appear at such Stockholder Meeting, in person or by proxy, or otherwise cause all of its Covered Shares to be counted as present thereat for purposes of establishing a quorum, and it shall, in person or by proxy, (i) vote all its Covered Shares in favor of or give its consent with respect to all its Covered Shares to, or cause all its Covered Shares to be voted in favor of or its consent with respect to all its Covered Shares to be given to: (1) the approval of all the Parent Stockholder Matters, (2) any other proposals the parties to the Merger Agreement agree are reasonably necessary or desirable to consummate the Transactions, and (3) any proposal to adjourn or postpone the Stockholder Meeting to a later date if it is determined by the officer presiding over the Stockholder Meeting that more time is necessary for Parent to consummate the Transactions, and (ii) vote all its Covered Shares against or withhold its consent with respect to all its Covered Shares from, or cause all its Covered Shares to be voted against or its consent with respect to all its Covered Shares to be withheld from: (1) any Alternative Transaction in respect of the Company or any proposal in opposition to approval of the Merger Agreement or in competition with or inconsistent with the Merger Agreement, (2) any action or proposal that would result in a breach of any representation, warranty, covenant, obligation or agreement of the Company or Company Parent contained in the Merger Agreement, and (3) (x) any liquidation or dissolution or other change in the Company’s corporate structure, (y) any action, proposal, transaction or agreement that would result in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of such Holder under this Agreement, or (z) any other action or proposal involving Parent or any of its Subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the Transactions. The obligations of each Holder specified in this Section 2(a) shall apply whether or not the Merger, any of the Transactions or any action described above is recommended by Parent’s board of directors. If any Holder is the beneficial owner, but not the registered holder, of its Covered Shares, such Holder agrees to take all actions reasonably necessary or requested by Parent or the Company to cause the registered holder and any nominees to vote all such Holder’s Covered Shares in accordance with the terms of this Agreement.

(b) Irrevocable Proxy. Each Holder hereby revokes any and all other proxies, consents or powers of attorney in respect of any of its Covered Shares and agrees that, during the Restricted Period, such Holder hereby irrevocably appoints each of Parent and the Company, or any individual designated by Parent or the Company, as such Holder’s agent, attorney-in-fact and proxy (with full power of substitution and resubstitution), for and in the name, place and stead of such Holder, to vote (or cause to be voted) or give consent with respect to (or cause consent to be given with respect to) all such Holder’s Covered Shares, in the manner set forth in Section 2(a), at any Stockholder Meeting, however called, or in connection with any written consent of the stockholders of Parent. The power of attorney granted by each Holder hereunder is a durable power of attorney coupled with an interest and shall survive the death, incapacity, illness, bankruptcy, dissolution or other inability to act of any Holder. With respect to Covered Shares as to which any Holder is the beneficial owner but not the holder of record, such Holder shall cause any holder of record of such Covered Shares to grant to each of Parent and the Company, or any individual designated by Parent or the Company, a proxy to the same effect as that described in this Section 2(b). The exercise of the foregoing proxy shall not relieve any Holder from any liability hereunder for failing to comply with the terms of this Agreement. Each Holder hereby affirms that the proxy set forth in this Section 2(b) is irrevocable, is coupled with an interest sufficient in law to support an irrevocable proxy, and is granted in consideration of Parent and the Company entering into the Merger Agreement; provided, that, for the avoidance of doubt, the proxy set forth in this Section 2(b) shall terminate automatically upon termination of this Agreement in accordance with Section 5. The vote of the proxyholder in accordance with this Section 2(b) shall control in any conflict between the vote by the proxyholder of any Holder’s Covered Shares in accordance with this Section 2(b) and a vote by the applicable Holder of such Holder’s Covered Shares.

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3. Representations, Warranties and Agreements.

(a) Holder’s Representations, Warranties and Agreements. Each Holder, severally and not jointly, hereby represents and warrants to Parent and the Company, and acknowledges and agrees with Parent and the Company, as follows:

(i) If such Holder is not an individual, such Holder has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Agreement. If such Holder is an individual, such Holder has the authority to enter into, deliver and perform its obligations under this Agreement.

(ii) If such Holder is not an individual, this Agreement has been duly authorized, validly executed and delivered by such Holder. If such Holder is an individual, the signature on this Agreement is genuine, and such Holder has legal competence and capacity to execute the same. This Agreement is enforceable against such Holder in accordance with its terms, except as may be limited or otherwise affected by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (b) principles of equity, whether considered at law or equity.

(iii) The execution, delivery and performance by such Holder of this Agreement and the consummation of the transactions contemplated herein do not and will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon such Holder’s Covered Shares or any other property or assets of such Holder or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which such Holder or any of its Subsidiaries is a party or by which such Holder or any of its Subsidiaries is bound or to which such Holder’s Covered Shares or any other property or assets of such Holder or any of its Subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the legal authority of such Holder to enter into and timely perform its obligations under this Agreement (a “Holder Material Adverse Effect”), (b) if such Holder is not an individual, result in any violation of the provisions of the organizational documents of such Holder or any of its Subsidiaries or (c) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over such Holder that would reasonably be expected to have a Holder Material Adverse Effect.

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(iv) No consent of or filing with any Governmental Authority on the part of such Holder is required to be obtained or made in connection with the execution, delivery or performance by such Holder of this Agreement or the consummation by such Holder of the transactions contemplated hereby, other than where the failure to obtain such consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a Holder Material Adverse Effect.

(v) Exhibit A hereto sets forth the number of Covered Shares owned by the Holder as of the date hereof. As of the date hereof, such Holder is the owner of record and beneficial owner of such Covered Shares and has the sole power to vote (or sole power to direct the voting of) such Covered Shares. Such Holder has good and valid title to such Covered Shares, free and clear of any and all Liens other than those created or permitted by this Agreement and those imposed by applicable law, including federal and state securities laws, and are not subject to any preemptive or similar rights. There are no claims for finder’s fees or brokerage commission or other like payments in connection with this Agreement or the transactions contemplated hereby payable by such Holder pursuant to arrangements made by such Holder. Except for the Covered Shares or as denoted on Exhibit A hereto, as of the date of this Agreement, such Holder is not a beneficial owner or record holder of any (a) equity securities of Parent, (b) securities of Parent having the right to vote on any matters on which the holders of equity securities of Parent may vote or which are convertible into or exchangeable for, at any time, equity securities of Parent, or (c) options or other rights to acquire from Parent any equity securities or securities convertible into or exchangeable for equity securities of Parent.

(vi) Such Holder acknowledges and represents that such Holder is a sophisticated investor and has received such information as such Holder deems necessary in order to make a voting decision with respect to the Covered Shares and to enter into this Agreement, including with respect to Parent, the Company and the Transactions. Without limiting the generality of the foregoing, such Holder has not relied on any statements or other information provided by Parent or the Company in making its decision to enter into, deliver and perform its obligations under this Agreement. Such Holder further acknowledges that there have been no representations, warranties, covenants or agreements made to such Holder by Parent, the Company or any of their respective officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements expressly set forth in this Agreement. Such Holder acknowledges that the agreements contained herein with respect to the Covered Shares held by such Holder are irrevocable.

(vii) Such Holder understands and acknowledges that Parent and the Company are entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Holder and in reliance on the acknowledgments, understandings, agreements, representations and warranties of such Holder contained in this Agreement.

(viii) Such Holder (a) has not entered into any voting agreement or voting trust with respect to such Holder’s Covered Shares inconsistent with such Holder’s obligations pursuant to this Agreement, (b) has not granted a proxy, a consent or power of attorney with respect to such Holder’s Covered Shares and (c) has not entered into any agreement or taken any action that would make any representation or warranty of such Holder contained herein untrue or incorrect in any material respect or have the effect of preventing such Holder from performing any of its obligations under this Agreement.

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(ix) There is no Action pending against such Holder or, to the knowledge of such Holder, threatened against such Holder that challenges the beneficial or record ownership of such Holder’s Covered Shares, the validity of this Agreement or the validity of the Merger Agreement.

(b) Representations, Warranties and Agreements of Parent and the Company. Each of Parent and the Company, severally and not jointly, hereby represents and warrants to each Holder, and acknowledges and agrees with each Holder, as follows:

(i) Such Person is duly organized and validly existing under the laws of its jurisdiction of formation, with power and authority to enter into, deliver and perform its obligations under this Agreement.

(ii) This Agreement has been duly authorized, executed and delivered by such Person and is enforceable against such Person in accordance with its terms, except as may be limited or otherwise affected by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (b) principles of equity, whether considered at law or equity.

4. Additional Covenants.

(a) Restrictions. Each Holder agrees that, during the Restricted Period, except as contemplated by the Merger Agreement and the Transactions, it shall not, and shall cause its Affiliates not to, without Parent’s and the Company’s prior written consent (which consent may be given or withheld by either Parent or the Company in its sole discretion): (a) offer for sale, sell (including short sales), transfer, tender, pledge, convert, encumber, assign or otherwise dispose of (including by gift, merger, tendering into any tender offer or exchange offer or otherwise) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Covered Shares or any interest in the Covered Shares; (b) other than the proxy granted pursuant to Section 2(b), grant any proxies or powers of attorney or give any consents with respect to any or all of the Covered Shares (except in connection with voting by revocable proxy at a Stockholder Meeting as contemplated by Section 2); or (c) permit to exist any Lien with respect to any or all of the Covered Shares other than those created by this Agreement. Notwithstanding the foregoing, this Section 4(a) shall not prohibit a Transfer of Covered Shares by any Holder to an Affiliate of such Holder; provided, that such Transfer shall be permitted only if, prior to or in connection with such Transfer, the transferee agrees in writing, reasonably satisfactory in form and substance to Parent and the Company, to assume all of the obligations of the applicable Holder hereunder and to be bound by the terms of this Agreement; and provided, further, that any such Transfer shall not excuse any Holder’s obligations under this Agreement. Any Transfer in violation of this Section 4(a) shall be null and void ab initio.

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(b) No Inconsistent Agreements. Each Holder hereby covenants and agrees that, except for this Agreement and the Affiliate Agreements, such Holder shall not, at any time while this Agreement remains in effect, (a) enter into any voting agreement or voting trust with respect to such Holder’s Covered Shares inconsistent with such Holder’s obligations pursuant to this Agreement, or (b) enter into any agreement or taken any action that would make any representation or warranty of such Holder contained herein untrue or incorrect in any material respect or have the effect of preventing such Holder from performing any of its obligations under this Agreement.

(c) No Solicitation. During the term of this Agreement, each Holder, in its capacity as a stockholder of Parent and subject to clause (c) of Section 6, agrees not to, and each Holder will direct, and use reasonable best efforts to cause, each of their respective members, officers, directors, Affiliates, managers, consultants, employees, representatives and agents not to, directly or indirectly, (i) encourage, solicit, initiate, engage, participate, enter into discussions or negotiations with any Person concerning (i) any merger or sale of ownership interests in, or material assets of, Parent or any of its Subsidiaries, or a recapitalization, share exchange, or similar transaction with respect to Parent or any of its Subsidiaries, or (ii) any financing, investment, acquisition, purchase, merger, sale or any other similar transaction that would restrict, prohibit or inhibit the ability of Parent or any of its Subsidiaries to consummate the Transactions contemplated by the Merger Agreement (the transactions in subsections (i) and (ii), a “Competing Transaction”), (ii) provide any information to, or take any other action intended or designed to facilitate the efforts of any Person relating to, a possible Competing Transaction or (iii) approve, recommend or enter into any Competing Transaction or any contract related to any Competing Transaction. In the event that there is an unsolicited proposal for, or an indication of interest in entering into, a Competing Transaction (including any revision, modification or follow-up with respect thereto), communicated in writing to a Holder or any of its members, officers, directors, Affiliates, managers, consultants, employees, representatives and agents (each, an “Alternative Proposal”), such party will as promptly as practicable (and in any event within one Business Day after receipt) advise Parent and the Company orally and in writing of such Alternative Proposal and the material terms and conditions of such Alternative Proposal (including any changes thereto) and the identity of the Person making such Alternative Proposal.

(d) Support of Merger. During the term of this Agreement, each Holder shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary to consummate the Transactions on the terms and subject to the conditions applicable thereto and shall not take any action that would reasonably be expected to materially delay or prevent the satisfaction of any of the conditions to the Transactions set forth under the Merger Agreement.

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(e) Non-Circumvention. Each party hereto agrees that it shall not, and shall cause its Affiliates not to, indirectly accomplish that which it is not permitted to accomplish directly under this Agreement pursuant to provisions of this Agreement that have not been terminated pursuant to Section 5.

(f) Provision of Information. Parent shall timely provide to each Holder sufficient information to confirm the manner in which the Covered Shares shall be, or have been, voted at any Stockholders’ Meeting pursuant to Section 2(a).

5. Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) the Closing, (b) such date and time as the Merger Agreement is validly terminated in accordance with its terms, (c) upon the mutual written agreement of each of the parties hereto to terminate this Agreement, and (d) solely as to Gary Copperud (“Copperud”), if the Company is in breach of the first sentence of Section 4.5 of the Merger Agreement and provided such breach has not been cured, immediately upon written notice by Copperud to the Company and Parent; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. Notwithstanding anything to the contrary herein, the provisions of this Section 5 and Section 7 shall survive the termination of this Agreement.

6. Parent Actions. Notwithstanding anything in this Agreement to the contrary: (a) no Holder shall be responsible hereunder for the actions or omissions of Parent, its board of directors or any committee thereof, or any officers, directors, employees or professional advisors of any of the foregoing (collectively, the “Parent Related Parties”), (b) no Holder makes any representation or warranties with respect to the actions of any of Parent Related Parties, and (c) no Holder makes any agreement or understanding in this Agreement in any Holder’s capacity as a director or officer of Parent, and nothing in this Agreement (i) will limit or affect any actions or omissions taken by any Holder in such Holder’s capacity as such a director or officer and no such actions or omissions shall be deemed a breach of this agreement, and (ii) will be construed to prohibit, limit, or restrict any Holder from exercising such Holder’s fiduciary duties as an officer or director to Parent in such capacity.

7. Miscellaneous.

(a) Additional Agreements.

(i) Each Holder shall (1) take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable to perform its obligations contemplated by this Agreement at the times and on the terms and conditions described herein, (2) execute and deliver, or cause to be executed and delivered, such additional or further agreements, certificates, consents, documents and other instruments as Parent or the Company may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement, the Merger Agreement and the Ancillary Agreements and (3) refrain from exercising any veto right, consent right or similar right which would impede, disrupt, prevent or otherwise adversely affect the consummation of the Merger or any other transactions.

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(ii) Each Holder shall pay all of its own expenses in connection with this Agreement and the transactions contemplated herein.

(iii) Each Holder acknowledges that Parent, the Company and the other Holders will rely on the acknowledgements, understandings, agreements, representations and warranties contained in this Agreement.

(iv) Each of the Holders, Parent and the Company is irrevocably authorized to produce this Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(b) No Recourse. Notwithstanding anything to the contrary contained herein or otherwise, but without limiting any provision of the Merger Agreement or any Transaction Document, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against the entities and Persons that are expressly identified as parties to this Agreement in their capacities as such and no former, current or future shareholders, equityholders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or Affiliates of any party hereto, or any former, current or future direct or indirect shareholder, equityholder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

(c) Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (a) when so delivered personally, (b) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (c) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

If to the Company:

Aero Velocity Inc.

3600 Park 42 Drive

Cincinnati, OH 45241

Attention: Mark Hastings

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with a copy to:

Graubard Miller

The Chrysler Building

405 Lexington Ave, 44th Floor

New York, NY 10174

Attention: Jeffrey M. Gallant, Esq.; Eric T. Schwartz, Esq.

If to Parent:

BT Brands, Inc.

10701 Wayzata Blvd S, Suite 102

Minnetonka, MN 55305

Attention: Gary Copperud, Chief Executive Officer

with a copy (which shall not constitute notice) to:

Ruffa & Ruffa, P.C.

207 West Park Avenue

Long Beach, NY 11561

Attention: William P. Ruffa, Esq.

If to any Holder, to such address or addresses set forth on Exhibit A attached hereto.

(d) Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letters entered into relating to the subject matter hereof.

(e) Modifications and Amendments. This Agreement may not be amended, modified, supplemented or waived (a) except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, supplement or waiver is sought and (b) without the prior written consent of Parent and the Company; provided that any provision of this Agreement may be waived, in whole or in part, by a party on such party’s own behalf without the prior consent of any other party.

(f) Assignment. Except for Transfers permitted by Section 4(a), neither this Agreement nor any rights, interests or obligations that may accrue to the parties hereunder may be Transferred without the prior written consent of each of the other parties hereto.

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(g) Benefit.

(i) Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. This Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns.

(ii) Each Holder acknowledges and agrees that (a) this Agreement is being entered into in order to induce each of Parent and the Company to execute and deliver the Merger Agreement and without the representations, warranties, covenants and agreements of such Holder contained herein, each of Parent and the Company would not enter into the Merger Agreement, (b) each representation, warranty, covenant and agreement of such Holder contained herein is being made for the benefit of Parent and the Company, and (c) each of Parent and the Company may directly enforce (including by an action for specific performance, injunctive relief or other equitable relief) each of the covenants and agreements of such Holder under this Agreement.

(h) Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction.

(i) Consent to Jurisdiction; Waiver of Jury Trial. The parties hereto hereby agree and consent to be subject to the exclusive jurisdiction of any state or federal court sitting in the State of New York, but in no other court, and hereby waive the right to assert the lack of personal or subject matter jurisdiction or improper venue in connection with any such suit, action or other proceeding. In furtherance of the foregoing, each of the parties hereto (a) waives the defense of inconvenient forum, (b) agrees not to commence any suit, action or other proceeding arising out of this Agreement or any transactions contemplated hereby other than in any such court, and (c) agrees that a final judgment in any such suit, action or other proceeding shall be conclusive and may be enforced in other jurisdictions by suit or judgment or in any other manner provided by law. Nothing herein contained shall be deemed to affect the right of any party hereto to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any action brought pursuant to this Section 7(i). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Without limiting the foregoing, each party hereto hereby agrees that service of process upon such party in any action or proceeding contemplated by this Section 7(i) shall be effective if given in accordance with the provisions of Section 7(b).

(j) Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

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(k) No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(l) Remedies.

(i) The parties agree that Parent and the Company would suffer irreparable damage if this Agreement was not performed or was otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that Parent and the Company shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, including each Holder’s obligations to vote its Covered Shares as provided in this Agreement, without proof of actual damages or the inadequacy of monetary damages as a remedy, in an appropriate court of competent jurisdiction as set forth in Section 7(i), this being in addition to any other remedy to which any party is entitled at law or in equity, including money damages. The right to specific enforcement shall include the right of Parent or the Company to cause any Holder to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Agreement. The parties hereto further agree (a) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (b) not to assert that a remedy of specific enforcement pursuant to this Section 7(l) is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (c) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate. In connection with any action for which Parent or the Company is being granted an award of money damages, each Holder agrees that such damages shall not be limited to an award of out-of-pocket fees and expenses related to the Merger Agreement.

(ii) The parties acknowledge and agree that this Section 7(l) is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Agreement.

(iii) In any dispute arising out of or related to this Agreement, or any other agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing party, if any, the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the dispute and the enforcement of its rights under this Agreement or any other agreement, document, instrument or certificate contemplated hereby and, if the adjudicating body determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing party an appropriate percentage of the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the adjudication and the enforcement of its rights under this Agreement or any other agreement, document, instrument or certificate contemplated hereby or thereby.

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(m) Non-Survival of Representations and Warranties. None of the representations and warranties made by the parties hereto in this Agreement shall survive the Closing.

(n) No Broker or Finder. Each Holder represents and warrants to Parent and the Company that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on either Parent or the Company. Each Holder agrees to indemnify and save each of Parent and the Company harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such Holder and to bear the cost of legal expenses incurred in defending against any such claim.

(o) Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

(p) Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(q) Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached will not detract from or mitigate the fact that such party is in breach of the first representation, warranty, or covenant.

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(r) Mutual Drafting. This Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties hereto and shall not be construed for or against any party.

(s) Consent to Disclosure. Each Holder hereby consents to the publication and disclosure in the proxy statement (and, as and to the extent otherwise required by the federal securities laws or the SEC or any other securities authorities, any other documents or communications provided or filed by Parent or the Company to or with any governmental authority or to securityholders of Parent or the Company) of such Holder’s identity and beneficial ownership of Covered Shares and the nature of such Holder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Parent or the Company, a copy of this Agreement. Each Holder will promptly provide any information reasonably requested by Parent or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

(t) No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or the Company any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares.

(u) No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among any of the Holders and any of Parent or the Company, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between or among any of the parties.

(v) Obligations. The obligations of each Holder under this Agreement are several and not joint, and no Holder shall have any liability or obligation under this Agreement for any breach hereunder by any other Holder.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PARENT:		COMPANY:

BT BRANDS, INC.		AERO VELOCITY INC.

By:	/s/ Gary Copperud	By:	/s/ Mark Hastings
Name:	Gary Copperud	Name:	Mark Hastings
Title:	Chief Executive Officer	Title:	Chief Executive Officer

[Signature Page to Support Agreement]

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HOLDER:

Gary Copperud
(Name)

/s/ Gary Copperud
(Signature)

(Name and Title of Signatory, If an Entity)

[Signature Page to Support Agreement]

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